Exhibit 99.1
NEWS RELEASE

For further information, contact:	W. Todd Zehnder, Vice President — Corporate Development (337) 232-7028, www.petroquest.com
PETROQUEST ENERGY UPDATES OPERATING AND HEDGING ACTIVITIES
LAFAYETTE, LA — September 18, 2007 — PetroQuest Energy, Inc. (NYSE: PQ) announced today the following:
Operations Update
Drilling continues in East Texas and in the Arkoma Basin. There are currently three rigs working full time in East Texas and the Arkoma Basin has two operated rigs drilling horizontal wells in the Woodford Shale.
In the Arkoma Basin, the Company has initiated production on its fifth operated horizontal Woodford Shale well and it has tested approximately 2.6 MMcfe per day. The well is expected to have production tubing installed and turned to sales in approximately one week. Additionally, the Company is participating in its first well targeting the Fayetteville Shale and expects activity to increase during the fourth quarter. The Company expects to provide a more detailed status update on all Woodford and Fayetteville wells in its third quarter earnings release.
In East Texas, the Company’s drilling efforts and surface facility work have continued, and the Company’s net production has grown from approximately 12 MMcfe per day during the second quarter of 2007 to a current rate of approximately 14 MMcfe per day.
Drilling continues in the Gulf Coast Basin where the company is currently drilling its La Cantera and Ballyliffin prospects. Drilling results on both projects are expected during the fourth quarter.
Hedging Update
The Company initiated the following commodity hedging transaction in the form of a costless collar during September 2007. The following sets forth the details of the transaction:

Instrument
Production Period	Type	Daily Volumes	Price

Natural Gas:
2008	Costless Collar	5,000 Mmbtu	$7.50-$8.75
After executing the above transaction, the Company has approximately 4.5 Bcfe of hedges for 2008.

Gathering Systems Update
Additionally, the Company announced that it has engaged Simmons & Company International to assist in evaluating its strategic alternatives with respect to its gas gathering systems located in the Woodford Shale trend in southeast Oklahoma. The Company does not expect to publicly disclose further information regarding the status of the evaluation until a definitive transaction is entered into or the process is completed. There can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms, or as to the timing of any transaction.
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices, declines in the values of our properties resulting in ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.